Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)

                  Kansas                        48-0457967
       (State or other jurisdiction          (I.R.S. Employer
     of incorporation or organization)      Identification No.)


                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the plan)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            Sprint Nextel Corporation
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (703) 433-4974

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                               Proposed         Proposed
                               Amount           maximum          maximum            Amount of
   Title of securities         to be         offering price     aggregate         registration
   to be registered         registered(1)      per share       offering price           Fee


Common Stock, Series 1,
$2.00 par value (including
the associated preferred
stock purchase rights)(2)...   43,841,835     $22.975(3)      $1,007,266,159.13(3)  $107,777.48(4)

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock, Series 1 (and associated preferred stock purchase rights) that may be issued pursuant to anti-dilution and adjustment provisions of the 1997 Long-Term Stock Incentive Program.

(2) Each share of Common Stock, Series 1 also includes one-half of a preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. Accordingly no additional registration fee is required.

(3) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h)(1). The average of the high and low prices of the Common Stock on January 23, 2006, as reported in the consolidated reporting system, was $22.975.

(4) Of the amount due, $1010.78 has previously been paid in connection with the registration of shares of Common Stock under Registration Statement No. 333-127425 filed August 11, 2005, that have been deregistered.

                                Explanatory Note


     The purpose of this Registration Statement is to register 43,841,835 additional shares of common stock, series 1 of Sprint Nextel Corporation issuable pursuant to the 1997 Long-Term Stock Incentive Program. In addition to this registration statement, a separate registration statement was filed registering shares of FON common stock and PCS common stock for issuance pursuant to the 1997 Long-Term Stock Incentive Program (No. 333-111956) and separate registration statements were filed registering FON common stock for issuance pursuant to the 1997 Long-Term Stock Incentive Program (Nos. 333-124189 and 333-115621). In addition, separate registration statements were filed registering shares for issuance pursuant to the 1990 Stock Option Plan (Nos.333-46491, 333-54108, 333-59124 and 333-103691), for issuance pursuant to the 1990
Restricted Stock Plan (No. 333-103689), for issuance as Outside Directors' Shares under the 1997 Long-Term Stock Incentive Program (No. 333-25449) and for issuance on exercise of Outside Directors' Stock Options under the 1997 Long-Term Stock Incentive Program (No. 33-31802).

     In February 2004, Sprint Nextel's board of directors combined the 1990 Stock Option Plan and the 1990 Restricted Stock Plan with and into the 1997 Long-Term Stock Incentive Program to form a single plan. Following the recombination of the plans, shares of common stock registered for issuance in connection with the exercise of stock options granted under the 1990 Stock Option Plan will be issued in connection with the exercise of stock options under the 1997 Long-Term Stock Incentive Program, and shares of common stock registered for issuance under the 1990 Restricted Stock Plan will be issued in connection with the awards of restricted stock granted under the 1997 Long-Term Stock Incentive Program.

     Also in February 2004, Sprint Nextel's board of directors approved the recombination of the PCS common stock and the FON common stock, effective on April 23, 2004 (the "Conversion Date"). Each share of PCS common stock outstanding was converted into 0.5 shares of FON common stock. Options to purchase PCS common stock outstanding on the Conversion Date were converted into options to purchase FON common stock and restricted stock units representing the right to receive PCS common stock were converted into restricted stock units representing the right to receive FON common stock. Following the Conversion Date, no shares of PCS common stock may be issued and the remaining shares of PCS common stock have been deregistered.

     In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint Corporation, Sprint Corporation changed its name to Sprint Nextel Corporation and the FON common stock, series 1 was redesignated as common stock, series 1.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents filed by Sprint Nextel Corporation ("Sprint Nextel") with the Securities and Exchange Commission (File No. 1-04721) are incorporated in this Registration Statement by reference:

     o Annual Report on Form 10-K/A for the year ended December 31, 2004, filed on April 29, 2005.

     o Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 9, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed August 8, 2005, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 9, 2005.

     o Current Reports on Form 8-K filed on January 21, 2005, February 14, 2005, February 17, 2005, March 15, 2005, April 21, 2005 (of the two
          Current  Reports  filed on April 21, 2005,  only the filing made under
          Item 1.01 is incorporated herein by reference), May 20, 2005, June 10, 2005, June 14, 2005, June 22, 2005, June 23, 2005 (two reports), July
          11, 2005,  July 13, 2005 (two reports),  July 18, 2005, July 19, 2005,
          July 29, 2005, August 4, 2005, August 9, 2005 (two reports), August 12, 2005, August 16, 2005, August 17, 2005, August 18, 2005, September
          6, 2005, September 9, 2005, October 6, 2005, October 14, 2005, October 31, 2005, November 21, 2005, December 16, 2005 and December 21, 2005.

     o Current Reports on Form 8-K/A filed on April 19, 2005 (two reports), October 4, 2005, December 5, 2005 and December 15, 2005.

     o Description of Common Stock contained in Amendment No. 8 to Sprint Nextel's Registration Statement on Form 8-A relating to Sprint Nextel's Common Stock, Series 1 filed August 12, 2005, and any amendment or report filed for the purpose of updating that description.

     o Description of Rights contained in Amendment No. 6 to Sprint Nextel's Registration Statement on Form 8-A relating to Sprint Nextel's Rights, filed August 8, 2005, and any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by Sprint Nextel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).

Item 4.   Description of Securities

     See Incorporation of Documents by Reference.


Item 5.   Interests of Named Experts and Counsel

     The validity of the authorized and unissued shares of Sprint Nextel Common Stock and the related Rights to be issued under the 1997 Long-Term Stock Incentive Program was passed upon by Michael T. Hyde, Assistant Secretary of Sprint Nextel. As of January 25, 2006, Mr. Hyde beneficially owned approximately 28,850 shares of Sprint Nextel Common Stock, had options to purchase 64,063 shares of Sprint Nextel Common Stock, and had restricted stock units representing 3,700 shares of Sprint Nextel Common Stock.


Item 6.   Indemnification of Directors and Officers

     The  following  summary is  qualified  in its  entirety by reference to the
complete   text  of  the  statutes   referred  to  below  and  the  articles  of
incorporation and bylaws of Sprint Nextel.

     Under Section 17-6305 of the Kansas General Corporation Code, which we refer to as the KGCC, a corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee, or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys'
fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     Consistent with Section 17-6305 of the KGCC, Article IV, Section 10 of the bylaws of Sprint Nextel provides that the corporation will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit, or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 17-6002(b)(8) of the KGCC, Sprint Nextel's articles of incorporation provide that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to Sprint Nextel or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 17-6424 of the KGCC (unlawful payment of dividends) or (iv) transactions from which a director derives an improper personal benefit.

     Under Article IV, Section 10 of the bylaws of Sprint Nextel, Sprint Nextel may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint Nextel carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the bylaws.

     Sprint Nextel has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint Nextel.

Item 7.   Exemption from Registration Claimed

          Inapplicable.

Item 8.   Exhibits


Exhibit
Number    Exhibits


4. 1997 Long-Term Stock Incentive Program (filed as Exhibit 10(aa) to Sprint Nextel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

15-A Letter of KPMG LLP regarding Unaudited Interim Financial Information.

15-B Letter of  Deloitte  & Touche LLP  regarding  Unaudited  Interim  Financial
     Information.

23-A Consent of KPMG LLP.

23-B Consent of Ernst & Young LLP.

23-C Consent of Deloitte & Touche LLP.

23-D Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

24.  Power of Attorney is contained on page II-8 of this Registration Statement.


Item 9.   Undertakings.


     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of the securities being registered are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement, unless such information is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         (i) If the registrant is relying on Rule 430B:

              (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

              (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

         (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration

Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i) Any preliminary   prospectus   or  prospectus  of the undersigned
registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on the 26th day of January, 2006.

                              SPRINT NEXTEL CORPORATION




                              By:   /s/ Paul Saleh
                                  (P.N. Saleh, Chief Financial Officer)


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of Sprint Nextel Corporation, hereby severally constitute G.D. Forsee, L.J. Lauer, L.J. Kennedy and G. D. Begeman and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Sprint Nextel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                     Date

/s/ Gary D. Forsee      President and Chief Executive   )
G.D. Forsee             Officer and Director            )
                        (Principal Executive Officer)   )
                                                        )  January 26, 2006
                                                        )
/s/ Paul Saleh          Chief Financial Officer         )
P.N. Saleh              (Principal Financial Officer)   )

                                                        )
                                                        )
/s/ W.G. Arendt         Senior Vice President and       )
W.G. Arendt             Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        )
/s/ Timothy M. Donahue  Chairman                        )
Timothy M. Donahue                                      )
                                                        )
/s/ Keith J. Bane       Director                        )
Keith J. Bane                                           )
                                                        )
/s/ Gordon Bethune      Director                        )
Gordon M. Bethune                                       )
                                                        )
/s/ William E. Conway   Director                        )
William E. Conway                                       )
                                                        )   January 26, 2006
/s/ Frank M. Drendel    Director                        )
Frank M. Drendel                                        )
                                                        )
/s/ James H. Hance, Jr. Director                        )
James H. Hance, Jr.                                     )
                                                        )
                                                        )
/s/ V. Janet Hill       Director                        )
V. Janet Hill                                           )
                                                        )
/s/ I. O. Hockaday, Jr. Director                        )
I. O. Hockaday, Jr.                                     )
                                                        )
/s/ William E. Kennard  Director                        )
William E. Kennard                                      )
                                                        )
/s/ Linda K. Lorimer    Director                        )
L. K. Lorimer                                           )
                                                        )
/s/ Stephanie Shern     Director                        )
Stephanie M. Shern                                      )
                                                        )
/s/ William Swanson     Director                        )
William H. Swanson

                                  EXHIBIT INDEX

Exhibit
Number


4. 1997 Long-Term Stock Incentive Program (filed as Exhibit 10(aa) to Sprint Nextel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and incorporated herein by reference).

5.   Opinion and consent of Michael T. Hyde, Esq.

15-A Letter of KPMG LLP regarding Unaudited Interim Financial Information.

15-B Letter of  Deloitte  & Touche LLP  regarding  Unaudited  Interim  Financial
     Information.

23-A Consent of KPMG LLP.

23-B Consent of Ernst & Young LLP.

23-C Consent of Deloitte & Touche LLP.

23-D Consent of Michael T. Hyde,  Esq.  is  contained  in his  opinion  filed as
     Exhibit 5.

24.  Power of Attorney is contained on page II-8 of this Registration Statement.